UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2018

KEANE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2121 Sage Road, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 960-0381
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2018, Robert W. Drummond commenced employment with Keane Group, Inc. (the “Company”) as its Chief Executive Officer and was appointed to serve as a member of the Company’s Board of Directors. As previously disclosed in a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 17, 2018 (the “May 17 Form 8-K”), the terms of Mr. Drummond’s employment with the Company are set forth in an employment agreement dated May 11, 2018 (the “Agreement”). A summary of the terms of the Agreement was included in the May 17 Form 8-K and a copy of the Agreement is filed as Exhibit 10.1 to this report and incorporated by reference herein. In addition to the compensation that Mr. Drummond will receive pursuant to the Agreement, he has entered into the Company’s standard form of indemnification agreement. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-215079), as originally filed with the Securities and Exchange Commission on December 14, 2016, as subsequently amended.

As disclosed in the May 17 Form 8-K, in connection with Mr. Drummond’s commencement of employment, on August 6, 2018, James C. Stewart, ceased to be the Company’s Chief Executive Officer and will continue to serve as the Company’s Executive Chairman.
Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 11, 2018, by and between Keane Group, Inc. and Robert W. Drummond

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.

	By:	/s/ Kevin M. McDonald
	Name:	Kevin M. McDonald
	Title:	Executive Vice President, General Counsel &
Corporate Secretary

Date: August 8, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 11, 2018, by and between Keane Group, Inc. and Robert W. Drummond